EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT

     This Employment Agreement (this"Agreement") is made and entered into as of August 28, l998, by and between PSW Technologies, Inc., a Delaware corporation (the"Company"), and Timothy Webb, an individual (the"Executive").

                                    RECITALS

     WHEREAS, the Company desires to hire the Executive and the Executive desires to become employed by the Company; and

     WHEREAS, the Company and the Executive have determined that it is in their respective best interest to enter into this Agreement on the terms and conditions as set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.       EMPLOYMENT TERMS AND DUTIES

1.1 Employment. The Company hereby employs the Executive, and the Executive hereby accepts employment by the Company, upon the terms and conditions set forth in this Agreement.

1.2 Duties. The Executive shall serve as President and Chief Executive Officer. The Executive shall perform all reasonable duties assigned by the Company's Board of Directors (the"Board"). The Company agrees to nominate for election or to appoint Executive to the Board at the earliest possible date and at each annual meeting of the stockholders during his employment. Executive agrees to serve on the Board.

     During the term of his employment hereunder, the Executive shall devote his full working time and efforts to the performance of his duties and the furtherance of the interests of the Company and shall not be otherwise employed. Notwithstanding the above, Executive may serve as a director or trustee of other organizations, or engage in charitable, civic, and/or governmental activities provided that such service and activities do not prevent Executive from performing his duties under this Agreement and further provided that Executive obtains written consent for all such activities from the Board, which consent will not be unreasonably withheld. Executive may engage in personal activities, including, without limitation, personal investments (subject to Section 3.1.1), provided that such activities do not interfere with his performance of duties hereunder.

1.3 Term. Subject to the provisions of Section 1.5 below, the initial term of employment of the Executive under this Agreement shall commence on August 28, 1998, (the"Hire Date") and shall continue for a period of six (6) years (the "Initial Term"). This Agreement may be renewed by mutual agreement of the parties for additional consecutive one (1) year periods (the"Renewal Term," and together with the Initial Term, the"Employment Term").

1.4      Compensation and Benefits.
1.4.1 Base Salary. In consideration of the services rendered to the Company hereunder by the Executive and the Executive's covenants hereunder, the Company shall, during the Employment Term, pay the Executive a salary at the annual rate of Three Hundred Twenty Five Thousand Dollars and 00/100 ($325,000.00) (the "Base Salary"), less statutory deductions and withholdings, payable in accordance with the Company's regular payroll practices. The Base Salary shall be increased annually by four percent (4%). At least annually, the Board or a committee thereof, will review the Base Salary and the options granted hereunder for competitiveness and appropriateness in the industry, and may further increase Base Salary and/or award a bonus to Executive.

1.4.2 Benefits Package. In addition to the Base Salary, during the Employment Term, the Executive shall be entitled to receive such employee benefits and holidays as may be in effect from time to time as are afforded to other executives of the Company. The Company also agrees to indemnify Executive and to provide Executive with liability insurance in accordance with Company policy and to the same extent that it provides indemnification and liability insurance to comparable directors and/or officers.

1.4.3 Vacation. The Executive shall be entitled to four (4) weeks' vacation each fiscal year.

1.4.4 Expenses. The Company shall, upon receipt from the Executive of supporting receipts to the extent required by applicable income tax regulations and the Company's reimbursement policies, reimburse the Executive for all out-of-pocket business expenses reasonably incurred by the Executive in connection with his employment hereunder.

1.5      Stock Option.

1.5.1 On the Hire Date the Company shall grant to Executive, in accordance with the terms of the PSW Technologies, Inc. 1996 Stock Issuance Plan (the"Plan"), an option to purchase a total of Five Hundred Thousand (500,000) shares of the Company's common stock (the"Option"). The Option shall vest over six (6) years in accordance with the following vesting schedule: (i) One Hundred Thousand (100,000) shares upon Executive's completion of six (6) months' employment with the Company; (ii) an additional One Hundred Thousand (100,000) shares upon Executive's completion of two (2) years' employment with the Company; (iii) an additional One Hundred Thousand (100,000) shares upon Executive's completion of three (3) years' employment with the Company; (iv) an additional Twenty Five Thousand (25,000) shares upon Executive's completion of four (4) years' employment with the Company; (v) an additional Seventy Five Thousand (75,000) shares upon Executive's completion of five (5) years' employment with the Company; and (vi) an additional One Hundred Thousand (100,000) shares upon Executive's completion of six (6) years' employment with the Company. The Option granted to Executive under this Section shall be an Incentive Stock Option as defined under Section-422 of the Internal Revenue Code of 1986, as amended, up to the permitted limitation as of the Hire Date and any balance shall be reflected in a non-qualified option.

1.5.2 All or a portion of the Option may be immediately exercisable at the discretion of Executive upon the delivery of cash equal to the exercise price of those shares being exercised, subject to the limitations on exercising incentive stock options, which will be exercisable to the maximum extent allowable as of the Hire Date over the term of the vesting schedule. All exercised shares shall be subject to repurchase rights in favor of the Company until the options pursuant to which the shares were issued have otherwise vested pursuant to the terms of Section 1.5.1. Subject to Section-1.7.2, in the event Executive's employment is terminated, with or without cause, other than a termination arising out of a Change in Control as defined in Section 1.5.3 of this Agreement, the Company shall have fifteen (15) days after the last date of Executive's employment to notify Executive of its intention to repurchase Executive's unvested shares. Executive shall deliver all of the unvested shares purchased by the Company, free of all encumbrances, within thirty (30) days of receipt of notice of the Company's intention to repurchase the unvested shares. The Company shall pay Executive the exercise price (subject to adjustments for stock splits, reclassifications and the like) for the unvested shares.

1.5.3 In the event the Company is acquired by merger or asset sale or there should be certain other changes in control or ownership of the Company, the following provisions shall govern any accelerated vesting of the Option either at the time of such acquisition or change in control or upon the subsequent termination of Executive's employment under certain circumstances.

(i) To the extent that Option is, in connection with a Change in Control, to be assumed or replaced with a comparable option, the Option shall not accelerate (and repurchase rights will not lapse) upon the occurrence of that Change in Control, and the Option shall accordingly continue, over Executive's period of Service after the Change in Control, to become exercisable for the Option Shares in one or more installments in accordance with Section 1.5.1. However, immediately upon an Involuntary Termination of Executive's employment within twelve (12) months following such Change in Control, the Option (or any replacement grant), to the extent outstanding at the time but not otherwise fully vested, shall automatically accelerate and become immediately exercisable (or repurchase rights shall lapse) according to the vesting schedule set forth in Section-1.5.1 to the same extent as if Executive had remained employed under the Agreement for three (3) years following the date of the Involuntary Termination. The Option shall remain exercisable until the earlier of (a) the Option Term or (b) the expiration of the one (1) year period measured from the date of such Involuntary Termination. The determination of option comparability shall be made by the Plan Administrator, and its determination shall be final, binding, and conclusive.

(ii) To the extent the Option is not assumed or replaced with a comparable option in connection with a Change in Control, all vesting of the Option shall be deemed to have accelerated and all repurchase rights for unvested, exercised shares shall be deemed to have lapsed in full immediately prior to such Change in Control. (iii) For purposes of this Section, the following definitions shall be in effect:

(a) An Involuntary Termination shall mean the termination of Executive's Service by reason of:

1. Involuntary dismissal or discharge by the Company (or Parent or Subsidiary employing Executive) for reasons other than for Cause, or

2. Executive's voluntary resignation following (a) a change in Executive's position with the Company (or Parent or Subsidiary employing Executive) which materially reduces Executive's level of responsibility, (b) a reduction in Executive's level of compensation (including base salary, fringe benefits and participation in any corporate-performance based bonus or incentive programs) or (c) a relocation of Executive's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Company without Executive's consent, and

(b) a Change in Control shall be deemed to occur in the event of a change in ownership or control of the Company effected through any of the following transactions:

1. the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, or is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders; or

2. the sale, transfer or other disposition of all or substantially all of the Company's assets; or

3. a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board; or

4. the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

(iv) The provisions of Section 1.5.3(i) shall govern the period for which the Option is to remain exercisable following the Involuntary Termination of Executive's Service within twelve (12) months after a Change in Control and shall supersede any provisions to the contrary in the Plan.

1.6 Termination. The Executive's employment and this Agreement (except as otherwise provided hereunder) shall terminate upon the occurrence of any of the following, at the time set forth therefor (the"Termination Date"):

1.6.1 Death or Disability. Immediately upon the death of the Executive or the determination by the Board that the Executive has ceased to be able to perform the essential functions of his duties, with or without reasonable accommodation, for a period of not less than ninety (90) days, due to a mental or physical illness or incapacity ("Disability") (termination pursuant to this Section 1.6.1 being referred to herein as termination for"Death or Disability"); or

1.6.2 Voluntary Termination. Thirty (30) days following the Executive's written notice to the Company of termination of employment; provided, however, that the Company may waive all or a portion of the thirty (30) days' notice and accelerate the effective date of such termination (and the Termination Date) (termination pursuant to this Section 1.6.2 being referred to herein as "Voluntary" termination); or

1.6.3 Termination For Cause. Immediately following notice of termination for "Cause" (as defined below), specifying such Cause, given by the Company (termination pursuant to this Section 1.6.3 being referred to herein as termination for"Cause"). As used herein,"Cause" means termination based on (i) the Executive's material breach of this Agreement after receiving written notification from the Board and following a reasonable cure period, (ii)-the Executive's conviction or plea of "guilty" or"no contest" to (x) any crime constituting a felony in the jurisdiction in which committed, (y) any crime involving moral turpitude (whether or not a felony), or (z) any other violation of criminal law involving dishonesty or willful misconduct that materially injures the Company (whether or not a felony), (iii) substance abuse by the Executive that in any manner materially interferes with the performance of his duties under this Agreement, (iv) the failure or refusal of the Executive to follow the lawful and proper directives of the Board that are within the scope of thc Executive's duties set forth in Section 1.2 above and that is not corrected within fifteen (15) days after written notice from the Board to the Executive identifying such failure or refusal, (v) willful malfeasance or gross misconduct by the Executive that discredits or damages the Company including, without limitation, any breach of his obligations under Section 2 or Section 3 below, (vi) indictment of the Executive for a felony violation of the federal securities laws or (vii) the Executive's chronic absence from work for reasons other than illness; or

1.6.4 Termination Without Cause. Thirty (30) days following notice of termination without Cause given by the Company; provided, however, that during any such thirty (30) day notice period, the Company may suspend, with no reduction in pay or benefits, the Executive from his duties as set forth herein (including, without limitation, the Executive's position as a representative and agent of the Company) (termination pursuant to this Section 1.6.4 being referred to herein as termination "Without Cause"). 1.6.5 Other Remedies. Termination pursuant to Section 1.6.3 above shall be in addition to and without prejudice to any other right or remedy to which the Company may be entitled at law, in equity, or under this Agreement.

1.7      Severance and Termination.

1.7.1 Voluntary Termination, Termination for Cause, Termination for Death or Disability. In the case of a termination of Executive's employment hereunder for Death or Disability in accordance with Section 1.6.1 above, or Executive's Voluntary termination of employment hereunder in accordance with Section 1.6.2 above, or a termination of the Executive's employment hereunder for Cause in accordance with Section 1.6.3 above, (i) the Executive shall not be entitled to receive payment of, and the Company shall have no obligation to pay, any severance or similar compensation attributable to such termination, other than Base Salary earned but unpaid, accrued but unused vacation to the extent allowed by the Company's policies, vested benefits under any employee benefit plan, and any unreimbursed expenses pursuant to Section 1.4.5 hereof incurred by the Executive as of the termination date, and (ii) the Company's obligations under this Agreement shall immediately cease.

1.7.2 Termination Without Cause. In the case of a termination of the Executive's employment hereunder Without Cause in accordance with Section 1.6.4 above, the Company shall pay the Executive (i) an amount equal to twelve (12) months' salary if the termination occurs during the first eighteen (18) months of the Initial Term; (ii) an amount equal to three (3) months' salary if the termination occurs after the first eighteen (18) months of employment but prior to the expiration of the Initial Term (hereinafter the"Severance Payment"), in each case payable at the times and subject to the tax withholding specified in
Section 1.4.1 above; and (iii)-unvested shares due to vest on the next scheduled vesting date shall accelerate and shall become fully vested and any repurchase rights in such shares (up to the next vesting date), shall immediately lapse in full. The Company shall provide Executive with health and welfare benefits equal to and under the same terms as such benefits were provided to Executive immediately prior to the Termination Date, or pay premiums for such benefits required of Executive under COBRA, 29 U.S.C. S 1161, et seq. (hereinafter "Benefit Continuation"), throughout any period in which Executive receives Severance Payment under this Section or until Executive receives comparable benefits from any other source, whichever occurs first. Nothing contained herein shall interfere with Executive's right to purchase continuation coverage under COBRA. In the event of an Involuntary Termination under Section 1.5.3(iii)(a) of this Agreement, Executive shall be entitled to the Severance Payment and Benefit Continuation set forth in this paragraph in addition to the accelerated vesting described in Section 1.5.3(i). The Company's obligation to pay and the Executive's right to receive the Severance Payment shall cease in the event of the Executive's breach of his obligations under Section 2 or Section 3 below.

1.7.3 Offset Against Severance. During the period in which the Executive is receiving Severance Payments from the Company (the"Severance Period"), such Severance Payments to be provided to the Executive shall be reduced on a dollar-for-dollar basis by any wages or other compensation actually received by the Executive during the Severance Period, regardless of whether such wages or compensation are from employment, consulting, or other gainful activities. The Executive promises and agrees to promptly advise the Company of the amount and source of any wages or other compensation received by him, from any source, during the Severance Period. 1.8 Location. Unless Executive otherwise consents in writing, the principle place of employment of Executive will be the Austin, Texas metropolitan area ("Austin") in office space to be provided by the Company. The Executive's failure to relocate shall constitute a termination Without Cause as defined in Section-1.6.4 hereof and entitle Executive to the Severance Pay and vesting as described in Section-1.7.2.

2.       CONFIDENTIAL INFORMATION - NON-DISCLOSURE

2.1 Recognition of the Company's Rights: Nondisclosure. Executive understands that the Company possesses Proprietary Information.

2.1.1 "Proprietary Information" shall mean Information (as defined below) of value to the Company that is created, invented, developed, prepared, conceived, reduced to practice, made, suggested, discovered, received, or learned by the Company including, for example, but not limited to, any trade secret, know-how, show-how and other proprietary information, irrespective of (a) whether in tangible or non-tangible form, (b) whether patentable or copyrighted or subject to confidentiality, (c) its media, (d) whether solely or jointly created, invented, developed, prepared, conceived, reduced to practice, made, suggested, discovered, received, or learned by Executive and/or one or more other persons, or (e) whether created, invented, developed, prepared, conceived, reduced to practice, made, suggested, discovered, received, or learned before, during, or after the term of this Agreement. Proprietary Information does not include Information (as defined below) that Executive develops entirely on his own time without using the Company's equipment, supplies, facilities, Proprietary Information, or trade secret information except for such Information that either relates at the time of conception or reduction to practice of the Information to the Company's business, or actual or demonstrably anticipated research or development of the Company, or results from any work performed by the Executive for the Company.

2.1.2 "Information"  shall  mean  any  list,  schematic,   diagram,  circuitry,
technology, inventory, invention, idea, discovery, improvement, design, concept, technique, algorithm, formula, method, process, configuration, tooling, mechanism, manufacture, assembly, installation, model, apparatus, product, device, system, network, data, plan, library, work of authorship, file, media, record, report, copy, pictorial work, graphic work, audiovisual work, hardware, firmware, computer interface (including for example but not limited to programming interfaces), computer language, computer protocol, computer software program or application (irrespective of whether source code or object code), flow chart, blueprint, drawing, photograph, chart, graph, notebook, book, computer disk, tape, storage media, printout, sound recording, note, memorandum, specification, paper, document (irrespective of whether printed, typewritten, handwritten or otherwise), information, material, account, business plan, business operation, business method, business practice, business strategy, research, development, marketing, revenue, sale, forecast, budget, finance, license, price, cost, salary, compensation, knowledge about suppliers, knowledge about available skills, and knowledge about actual and/or prospective employees, clients, and/or customers (including for example but not limited to their names, addresses, and telephone numbers). 2.1.3"Non-party Information" shall mean Information discovered, received, or learned by the Company from non-parties with respect to which the Company is subject to a duty to maintain confidentiality or to use only for certain limited purposes.

2.2 The Executive Covenant. In consideration of the Company's entering into this Agreement, and providing the Base Salary and other benefits to the Executive, the receipt and sufficiency of which is hereby acknowledged by the Executive, the Executive covenants as follows:

2.2.1 Non-Disclosure of Proprietary Information and Non-Party Information. At all times during the term of this Agreement and for three (3) years following the Termination Date, Executive shall hold all Proprietary Information and Non-party Information in strictest trust and confidence and shall neither disclose (to anyone other than the Company personnel having a need to know such Information in connection with their activities for the Company) nor use (except insofar as required by Executive's activities for the Company under this Agreement) any Proprietary Information or any Non-party Information, unless: (a) Executive is expressly authorized in writing to the contrary by a duly authorized  officer of the  Company;  (b)  absent  breach or  violation  of this
Agreement, such Information is or becomes generally known to the public or available to the public, as evidenced by a printed publication or other equally conclusive evidence; (c) absent breach or violation of this Agreement, such Information is rightfully received absent any confidentiality obligation by Executive from a non-party outside of the Company, as evidenced by a dated and witnessed writing prepared in the normal course of business or other equally conclusive evidence; or (d) is required to be disclosed pursuant to a valid order by a court or other governmental body or otherwise required by law, provided that Executive informs the Company immediately upon Executive's receipt of notice, in any form, that disclosure pursuant to this section may be required so that the Company may oppose any compelled disclosure of its Proprietary
Information. Executive further agrees not to disclose any Proprietary Information pursuant to this section unless and until he is informed that the Company will not oppose such disclosure or that the Company's attempt to oppose such disclosure has been denied.

2.2.2 Trade Secrets. All trade secrets of the Company will be entitled to all of the protection and benefits under all applicable federal and state trade secrets law. If any information that the Company deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Proprietary Information for purposes of this Agreement. The Executive hereby waives any requirement that the Company submit proof of the economic value of any trade secret or post a bond or other security.

2.3      Assignment of Inventions.

2.3.1    Definitions.

(i)"Moral Rights" shall mean (a) any right of paternity or integrity, (b) any right to claim authorship or require authorship identification, (c) any right to object to distortion, mutilation, or other modification of, or other derogatory action in relation to, a work of authorship, and (d) any similar right existing under judicial or statutory law of any country or under any treaty, irrespective of whether such right is generally referred to as a"moral right."

(ii)"Proprietary Right" shall mean any patent, trade secret, confidentiality protection, know-how right, show-how right, mask work right, copyright (e.g., including but not limited to any Moral Right), and any other intellectual property protection and intangible interests and legal rights of exclusion, of any and all countries, including for example but not limited to (a) any person's publicity or privacy right, (b) any utility model or application therefor, (c) any industrial model or application therefor, (d) any certificate of invention or application therefor, (e) any application for patent, including, for example, but not limited to, any provisional, divisional, reissue, reexamination or continuation application, (f) any substitute, renewal or extension of any such application, and (g) any right of priority resulting from the filing of any such application.

(iii) "The  Company   Inventions"  shall  mean  (a)  any  and  all  Proprietary
Information that is created, invented, developed, prepared, conceived, reduced to practice, made, suggested, discovered, received, or learned by Executive, either alone or jointly with one or more other persons, during the term of this Agreement, and (b) any and all Proprietary Rights that may be available in such Proprietary Information or result therefrom. (iv) Executive may develop and/or review business plans, provided (a) he does so entirely on his own time and without using the Company's equipment, supplies, facilities, Proprietary Information, or trade secret information, and (b) that any such business plans do not conflict with any of Executive's obligations under Section 3. Business plans developed or reviewed by Executive in a manner consistent with this Section shall be excluded from the definition of Company Inventions.

2.3.2  Executive's  Covenant.   Executive  does  hereby,   without  reservation,
irrevocably:

(i) sell, assign, grant, transfer, and convey to the Company (and the Company's successors and assigns): Executive's entire right, title, and interest (present and future and throughout the world) in and to all Company Inventions; provided however that, to the extent that any one or more of the Company Inventions includes a work of authorship created by Executive (solely or jointly with others), each such work of authorship shall automatically be deemed to be created as a"work made for hire" (as that term is defined in the United States Copyright Act (17 U.S.C. Section S-101)) that is owned solely by the Company (as between Executive and the Company);


(ii) acknowledge and agree that, as between the Company and Executive, (i) all the Company Inventions shall be the sole and exclusive property of the Company, its successors and assigns, and (ii) the Company, its successors and assigns shall be the sole and exclusive owner of all the Company Inventions throughout the world;

(iii) waive and quitclaim to the Company any and all claims, of any nature whatsoever, that Executive has now or may hereafter have for infringement or violation of any one or more of the Company Inventions;

(iv) consent to any and all use of names, likenesses, voices, and similar aspects of all the Company Inventions or related to or associated with all the Company Inventions;

(v) authorize the Company (and its successors, assigns, nominees, representatives, and designees) to apply (in the Company's own name) for any and all patents (and similar non-U.S. rights) that may be available in (or result from) all the Company Inventions, and to claim any and all rights of priority without further authorization from Executive so that such patents issue in the name of the Company (or its successors or assigns);

(vi) represent, warrant, and covenant that Executive shall never assert any Moral Right in any one or more of the Company Inventions;
(vii) forever waive all Moral Rights in the Company Inventions; (viii) represent, warrant, and covenant that Executive shall disclose and deliver, fully and in writing, to the Company, each and every Company Invention promptly after such Company Invention is created, invented, developed, prepared, conceived, reduced to practice, made, suggested, discovered, received, or learned by Executive; and

(ix) represent, warrant, and covenant that Executive shall (at the request of the Company, or any of its successors, assigns, nominees, representatives, or designees) in every proper way cooperate and do everything (at the Company's sole expense for Executive's reasonable actual costs, but without additional charge to the Company) that the Company (or any one or more of its successors, assigns, nominees, representatives, or designees) may reasonably consider necessary or appropriate to assist the Company (and its successors, assigns, nominees, representatives, and designees) to prepare and make filings in any and all countries to apply for, prosecute, register, evidence, defend, obtain, hold, secure, vest title to, protect, perfect, maintain, uphold, and enforce any and all Proprietary Rights that may be available in (or result from) the Company Inventions, including for example but not limited to: communicating to the Company (and its successors, assigns, nominees, representatives, and designees) any Information relating to conception or reduction to practice or prosecution of any one or more of such Proprietary Rights; testifying and rendering prompt assistance and cooperation in any and all legal proceedings (e.g., including but not limited to any opposition, cancellation proceeding, interference proceeding, priority contest, public use proceeding, reexamination proceeding, and court proceeding) involving any one or more of such Proprietary Rights; and executing, verifying and delivering any and all assignments, oaths, declarations, powers of attorney, and other instruments and documents. If Executive fails or refuses to execute any such assignment, oath, declaration, power of attorney, instrument, or document, Executive hereby designates and appoints the Company (and its successors and assigns) as Executive's true and lawful agent and attorney-in-fact (such agency and power of attorney being irrevocable by Executive and coupled with an interest in favor of the Company and its successors and assigns), with full power of substitution, to act for Executive and in Executive's behalf to do any lawfully permitted act in furtherance of the purposes of the immediately preceding sentence (e.g., including but not limited to executing, verifying, and filing such assignments, oaths, declarations, powers of attorney, and other instruments and documents) in Executive's name and stead and on behalf of and for the benefit of the Company and its successors and assigns, with the same legal force and effect as if Executive performed such act, irrespective of whether in Executive's name or the Company's name or otherwise.

3.       NON-COMPETITION AND NON-INTERFERENCE

3.1 Covenant of the Executive. In consideration of the Company's entering into this Agreement, and providing the Base Salary, Option, and other benefits to the Executive, and in consideration of the Executive's receipt of and/or continued exposure to the Company's Proprietary Information, and the Executive's receipt of specialized training, the receipt and sufficiency of which are hereby acknowledged by Executive, the Executive covenants as follows:

3.1.1 Non-Competition. Executive hereby agrees that during the Employment Term and for a period of one (1) year following the Termination Date, for any reason, Executive will not, directly or indirectly (i)-engage in Restricted Activities in the State of Texas or in any other State of the United States, or in any other country in the world, where the Company engages in business, or proposes to engage in business on the Termination Date, or (ii) participate in the ownership, management, operation, financing, or control of, or be employed by or consult for or otherwise render services to, a Restricted Business located in the State of Texas or in any other State of the United States or in any other country in the world, where the Company conducts or proposes to conduct business on the Termination Date. Notwithstanding the foregoing, Executive is permitted to own up to 5% of any class of securities of any corporation which is traded on a national securities exchange or through Nasdaq.

          (i) Restricted Activities shall mean shall mean (A)-the Company's business as of the date of termination and/or (B)-designing, developing, manufacturing, marketing, or selling products or services which directly compete with business, products and/or services of the Company and/or its subsidiaries as of the Termination Date.

          (ii) Restricted Business shall mean any person, corporation, firm, company (or a division or group thereof), partnership, proprietorship, or other business entity which designs, develops, manufactures, markets, or sells products or services which directly compete with the business, products, and/or services of the Company and/or its subsidiaries as of the Termination Date.

3.1.2 No Diversion of Others. During the Employment Term and for a period of two
(2) years following the Termination Date, for any reason, the Executive shall not, either for himself or for any other person, firm, corporation, or other entity, directly or indirectly, or by action in concert with others:

          (i) individually or on behalf of any other person, corporation, firm, or other entity, solicit or encourage any employee of the Company or any subsidiary or affiliate of the Company to terminate his or her employment with the Company or such subsidiary or affiliate, without the express prior written consent of the Company
               (Executive's employment by a company or other entity that recruits and/or hires Company employees will not constitute a breach of this Section provided (a) Executive's employment is permitted under Section 3.1.1, (b) Executive does not breach the obligations set forth in this Section, and (c) Executive is completely sealed off from and has no involvement whatsoever in the recruitment or hiring process); or

          (ii) take away or attempt to take away, or solicit or attempt to solicit, any existing or Potential Customer (defined below) of the Company (whether or not such customer is actually a customer of the Company as of the date hereof, including without limitation any customer solicited by the Executive or which became known by the Executive prior to the date hereof) with the purpose of obtaining such person as an employee or customer for a business competitive with the Company's business. For purposes of this Section, Potential Customer means any company or entity actually solicited by the Company as of the Termination Date.


For purposes of this Agreement, "affiliate" shall mean a corporation or other legal entity in common control with the Company.

3.1.3 Organizing Competitive Business. Without limiting any of the other provisions contained in this Section 3, during the Employment Term and any period during which Executive receives any Severance Payment, the Executive shall not undertake planning for or organization of any business activity competitive with the business of the Company, or conspire with agents, employees, consultants, or other representatives of the Company for the purpose of organizing any such competitive business activity.

4.       INJUNCTIVE RELIEF AND ADDITIONAL REMEDY

The Executive acknowledges and agrees that any breach of the terms of Sections 2 or 3 above would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law; the Executive therefore also acknowledges and agrees that in the event of such breach or any threat of breach, the Company shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Executive and/or any and all persons and/or entities acting for and/or with the Executive, without having to prove damages, in addition to any other remedies to which the Company may be entitled at law or in equity. The terms of this paragraph shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof, including but not limited to the recovery of damages from the Executive.

5.       REPRESENTATIONS AND WARRANTIES BY THE EMPLOYEE

The Executive represents and warrants to the Company that (i) this Agreement is valid and binding upon and enforceable against him in accordance with its terms,
(ii) the Executive is not bound by or subject to any contractual or other obligation that would be violated by his execution or performance of this Agreement, including, but not limited to, any non-competition agreement presently in effect, and (iii) the Executive is not subject to any pending or, to the Executive's knowledge, threatened claim, action, judgment, order, or investigation that could adversely affect his ability to perform his obligations under this Agreement or the business reputation of the Company.

6.       SURVIVAL OF CERTAIN RIGHTS AND OBLIGATIONS

Sections 1.7, 2 and 3 above shall survive any termination of this Agreement and continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of each party. The existence of any claim or cause of action by the Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements of Sections 2 and 3 above.

7.       CHANGE IN CONTROL BENEFIT LIMIT

7.1 Benefit Limit. The aggregate Present Value (measured as of the Change in Control) of the benefits to which Executive becomes entitled under this Agreement either at the time of the Change in Control or at the time of his subsequent termination of employment (namely, the salary continuation payments under Section 1.6 and the Option Parachute Payment attributable to his accelerated options) will in all events be limited to the amount (the"Benefit Limit") which yields Executive the greatest after-tax amount payable to him under this Agreement after taking into account the excise tax (if any) imposed under Code Section 4999 ) on the payments and benefits which are provided Executive under this Agreement or which constitute Other Parachute Payments.

7.2 Definitions For purposes of applying Code Sections 280(G) and 4999 and the Treasury Regulations thereunder to determine the Benefit Limit in effect under this Section 7.1, the following definitions shall be in effect:

Code means the Internal Revenue Code of 1986, as amended from time to time.

Option Parachute Payment means, with respect to any of Executive's options accelerated pursuant to this Agreement, the portion of that option deemed to be a parachute payment under Code Section 280G and the Treasury Regulations issued thereunder. The portion of such Option which is categorized as an Option Parachute Payment will be calculated in accordance with the valuation provisions established under Code Section 280G and the applicable Treasury Regulations and will include an appropriate dollar adjustment to reflect the lapse of Executive's obligation to remain in the Company's employ as a condition to the vesting of the accelerated installment. In no event, however, will the Option Parachute Payment attributable to any accelerated option (or accelerated installment) exceed the spread (the excess of the fair market value of the accelerated option shares over the option exercise price payable for those shares) existing at the time of acceleration.

Other Parachute Payment means any payment in the nature of compensation (other than the benefits to which Executive becomes entitled under this Agreement) which are made to him in connection with the Change in Control and which accordingly qualify as parachute payments within the meaning of Code Section 280G(b)(2) and the Treasury Regulations issued thereunder.

Parachute Payment means any payment or benefit provided Executive under this Agreement (other than the Option Parachute Payment) which is deemed to constitute a parachute payment within the meaning of Code Section 280G(b)(2) and the Treasury Regulations issued thereunder.

Present Value means the value, determined as of the date of the Change in Control, of any payment in the nature of compensation to which Executive becomes entitled in connection with the Change in Control or the subsequent termination of his employment, including (without limitation) the Option Parachute Payment attributable to the accelerated vesting of his options and any additional benefits to which Executive becomes entitled under this Agreement. The Present Value of each such payment shall be determined in accordance with the provisions of Code Section 280G(d)(4), utilizing a discount rate equal to one hundred twenty percent (120%) of the applicable Federal rate in effect at the time of such determination, compounded semi-annually to the effective date of the Change in Control.

7.3 Resolution Procedure. In the event there is any disagreement between Executive and the Company as to whether one or more payments to which Executive becomes entitled in connection with either the Change in Control or his subsequent termination of employment constitute Parachute Payments, Option Parachute Payments or Other Parachute Payments or as to the determination of the Present Value thereof, such dispute will be resolved as follows:

          (i) In the event temporary, proposed or final Treasury Regulations in effect at the time under Code Section 280G (or applicable judicial decisions) specifically address the status of any such payment or the method of valuation therefor, the characterization afforded to such payment by the Regulations (or such decisions) will, together with the applicable valuation methodology, be controlling.

          (ii) In the event Treasury Regulations (or applicable judicial decisions) do not address the status of any payment in dispute, the matter will be submitted for resolution to the Company's independent auditors ("Independent Auditors"). The resolution reached by the Independent Auditors will be final and controlling. All expenses incurred in connection with the retention of the Independent Auditors to resolve the dispute shall be shared equally by Executive and the Company.

          (iii)In the event Treasury Regulations (or applicable judicial decisions) do not address the appropriate valuation methodology for any payment in dispute, the Present Value thereof will, at the Independent Auditor's election, be determined through an independent third-party appraisal, and the expenses incurred in obtaining such appraisal shall be shared equally by Executive and the Company.

7.4 Status of Benefits.

          (i) No salary continuation payments will be made to Executive under this Agreement and none of his options shall vest and become exercisable on an accelerated basis hereunder, until the Present Value of the Option Parachute Payment attributable to the accelerated vesting of such options has been determined and the status of any payments in dispute under Paragraph 7.3 has been resolved in accordance therewith. The post-termination exercise period for any options which cannot be exercised by reason of the foregoing limitation shall automatically be stayed and shall not be deemed to run during any period the option remains so unexercisable.

          (ii) Once the requisite determinations under Paragraph 7.3 have been made, then to the extent the aggregate Present Value, measured as of the Change in Control, of (1) the Option Parachute Payment attributable to the accelerated options (or installments thereof) plus (2) the Parachute Payment attributable to the Executive's salary continuation benefits under this Agreement would, when added to the Present Value of all of the Executive's Other Parachute Payments, exceed the Benefit Limit, the Executive's salary continuation payments will first be reduced and then the number of option shares subject to accelerated vesting shall be reduced (based on their Option Parachute Value) to the extent necessary to assure the Benefit Limit is not exceeded. 8. MISCELLANEOUS

8.1 Notices. All notices, requests, and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission with answer back confirmation or mailed (postage prepaid by certified or registered mail, return receipt requested) or by overnight courier to the parties at the following addresses or facsimile numbers:

                  If to the Executive, to:

                           Mr. Timothy Webb
                           7012 Quill Leaf Cove
                           Austin, Texas  78750
                           Facsimile No:  (512) 795-8432

                  If to the Company, to:

                           PSW Technologies, Inc.
                           Attention: Chairman of the Board
                           6300 Bridgepoint Parkway, Bldg. 3, Suite 200
                           Austin, Texas 78730
                           Facsimile No: (512) 342-3200

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 7.1, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 7.1, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section 7.1, be deemed given upon receipt (in each case regardless of whether such notice, request, or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number, or other information for the purpose of notices to that parry by giving written notice specifying such change to the other parties hereto.

8.2 Entire Agreement. This Agreement supersedes all prior discussions and agreements among the parties with respect to the subject matter hereof and contain the sole and entire agreement between the parties hereto with respect thereto.

8.3 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party hereto of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative. 8.4 Amendment. This Agreement may be amended, supplemented, or modified only by a written instrument duly executed by or on behalf of each party hereto. 8.5 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and the Company's successors or assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person. 8.6 No Assignment; Binding Effect. This Agreement shall inure to the benefit of any successors or assigns of the Company. The Executive shall not be entitled to assign his obligations under this Agreement. 8.7 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof. 8.8 Severability. The Company and the Executive intend all provisions of this Agreement to be enforced to the fullest extent permitted by law. Accordingly, if a court of competent jurisdiction determines that the scope and/or operation of any provision of this Agreement is too broad to be enforced as written, the Company and the Executive intend that the court should reform such provision to such narrower scope and/or operation as it determines to be enforceable. If, however, any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future law, and not subject to reformation, then (i) such provision shall be fully severable,
(ii) this Agreement shall be construed and enforced as if such provision was never a part of this Agreement, and (iii) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by illegal, invalid, or unenforceable provisions or by their severance. 8.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts executed and performed in such State without giving effect to conflicts of laws principles.
8.10 Jurisdiction. With respect to any suit, action, or other proceeding arising from (or relating to) this Agreement, the Company and the Executive hereby irrevocably agree to the non-exclusive personal jurisdiction and venue of the United States District Court for the Western District of Texas (and any Texas State Court within Travis County, Texas). 8.11 Counterparts. This Agreement may be executed in any number of counterparts and by facsimile, each of which will be deemed an original, but all of which together will constitute one and the same instrument. IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first written above.



                               [SIGNATURE PAGE TO EMPLOYMENT AGREEMENT FOLLOWS]


                                             "COMPANY"

                                               PSW TECHNOLOGIES, INC.
                                               a Delaware corporation



                                               By:      /s/ Keith Thatcher

                                               Name:    Keith Thatcher

                                               Title:   Chief Financial Officer


                                              "EXECUTIVE"

                                                TIMOTHY WEBB



                                                /s/ Timothy Webb
                                                Timothy Webb